Exhibit 10.10

Lease Extension Addendum

Date of Amendment -- 5/28/24

Extension of a Lease Agreement made by and between TG Legacy, LLC Landlord and TRINITY GROUP CONSTRUCTION, INC. Tenant, relative to a certain lease agreement for the Property known as:

13849 Park Center Road, Suite A
Herndon VA 20171

The tenant agrees to accept the first lease extension option commencing on March 1, 2024. During the extended term, Tenant shall pay Landlord rent of $ 23,000 payable in advance.

Other terms are as follows: ___________________________________________________________________________

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Millard Wallen III, CEO	/s/ Millard Wallen III, CEO	5.28.24
Landlord Printed Name	Landlord Signature	Date

Reg Arnold, President	/s/ Reg Arnold, President	5.28.24
Tenant Printed Name	Tenant Signature